Exhibit 99.1

Terra Income Fund 6, Inc. Stockholders Approve Merger with and into Terra Property Trust, Inc. and Related Proposals

New York, New York, September 13, 2022 / PRNewswire / – Terra Income Fund 6, Inc. (NYSE:TFSA) (the “Company”) today announced that at the special meeting of stockholders held on September 12, 2022, conducted by means of a virtual meeting held live over the internet, its stockholders approved (i) the merger (the “Merger”) of the Company with and into Terra Merger Sub, LLC (“Merger Sub”), a Delaware limited liability company and a wholly owned subsidiary of Terra Property Trust, Inc. (NYSE:TPTA) (“TPT”), (ii) the amendment of the Company’s charter to remove certain substantive and procedural protections on “Roll-Up Transactions” necessary to facilitate the Merger, and (iii) the Company’s withdrawal of its election to be regulated as a Business Development Company under the Investment Company Act of 1940, as amended. The Merger is expected to close on or about October 1, 2022, subject to customary closing conditions.

As a result of the Merger, each outstanding share of the Company’s common stock, par value $0.001 per share, will be automatically cancelled and converted into the right to receive: (i) 0.595 shares (as such exchange ratio may be adjusted in accordance with the Merger documents) of the newly designated Class B Common Stock, par value $0.01 per share, of TPT (“TPT Class B Common Stock”), and (ii) cash consideration in lieu of any fractional shares of TPT Class B Common Stock otherwise issuable in an amount, rounded to the nearest whole cent, determined by multiplying (x) the fraction of a share of TPT Class B Common to which such holder would otherwise be entitled by (y) $14.38.

The shares of TPT Class B Common Stock issued in the Merger will, except as discussed below with respect to conversion, have identical preferences, rights, powers, restrictions and terms as each other share of TPT’s common stock. On the 180th calendar day (or, if such date is not a business day, the next business day) after the date of initial listing on a national securities exchange of shares of TPT’s Class A Common Stock, $0.01 par value per share (“TPT Class A Common Stock”), or such earlier date (the “First Conversion Date”) as approved by the board of directors of TPT (the “TPT Board”), one-third of the issued and outstanding shares of TPT Class B Common Stock will automatically convert into an equal number of shares of TPT Class A Common Stock. On the 365th calendar day (or, if such date is not a business day, the next business day) after the date of initial listing on a national securities exchange of shares of TPT Class A Common Stock or such earlier date following the First Conversion Date as approved by the TPT Board (the “Second Conversion Date”), one-half of the issued and outstanding shares of Class B Common Stock will automatically convert into an equal number of shares of TPT Class A Common Stock. On the 545th calendar day (or, if such date is not a business day, the next business day) after the date of initial listing on a national securities exchange of shares of Class A Common Stock or such earlier date following the Second Conversion Date as approved by the TPT Board, all of the issued and outstanding shares of TPT Class B Common Stock will automatically convert into an equal number of shares of TPT Class A Common Stock.

Forward-Looking Statements

This press release includes “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These forward-looking statements are based on current assumptions, expectations and beliefs of the Company and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cannot give any assurance that these forward-looking statements will be accurate. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company. There are a number of risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from the forward-looking statements included herein, including, but not limited to: the risk that the Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all; risks related to disruption of management’s attention from ongoing business operations due to the proposed Merger; the risk that the Merger could have an adverse effect on the operating results and business of the Company or TPT generally; the outcome of any legal proceedings relating to the Merger; the ability to retain key personnel; the impact of the COVID-19 pandemic on the business and operations, financial condition, results of operations, and liquidity and capital resources of the Company and TPT; conditions in the market for commercial real estate loans and commercial real estate credit-related investments; changes in interest rates; the availability and terms of financing; market conditions; general economic conditions; and legislative and regulatory changes that could adversely affect the business of the Company and TPT. All such factors are difficult to predict, including those risks set forth in the Proxy Statement/Prospectus jointly prepared by the Company and TPT filed with the SEC on July 25, 2022, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on the Company’s website at www.terrafund6.com, TPT’s website at www.terrapropertytrust.com and on the SEC’s website at http://www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law.

About Terra Income Fund 6, Inc.

Terra Income Fund 6, Inc. (NYSE: TFSA) is a real estate credit-focused company that originates, structures, funds, and manages commercial real estate credit investments, including mezzanine loans, first mortgage loans, subordinated mortgage loans, and preferred equity investments throughout the United States. The Company is headquartered in New York, New York.

Contact

Investor Relations

Terra Income Fund 6, Inc.

(212) 753-5100

Additional information can be found on the Company’s website at www.terrafund6.com